WEST PHARMACEUTICAL SERVICES, INC.

                           and certain other Obligors



                             NOTE PURCHASE AGREEMENT



                            DATED AS OF APRIL 8,1999
















                $100,000,000 6.81% SENIOR NOTES DUE APRIL 8, 2009

                                TABLE OF CONTENTS
                                                                          PAGE
1.       AUTHORIZATION OF NOTES................................................1
2.       SALE AND PURCHASE OF NOTES............................................1
3.       CLOSING...............................................................2
4.       CONDITIONS TO CLOSING.................................................2
         4.1      Representations and Warranties...............................2
         4.2      Performance; No Default......................................2
         4.3      Compliance Certificates......................................2
         4.4      Opinions of Counsel..........................................3
         4.5      Purchase Permitted By Applicable Law, etc....................3
         4.6      Sale of Other Notes..........................................3
         4.7      Payment of Special Counsel Fees..............................3
         4.8      Private Placement Number.....................................3
         4.9      Changes in Corporate Structure...............................4
         4.10     Proceedings and Documents....................................4
5.        REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.......................4
          5.1     Organization; Power and Authority............................4
          5.2     Authorization, etc...........................................4
          5.3     Disclosure...................................................4
          5.4     Organization and Ownership of Shares of Subsidiaries.........5
          5.5     Financial Statements.........................................5
          5.6     Compliance with Laws, Other Instruments, etc.................6
          5.7     Governmental Authorizations, etc.............................6
   5.8     Litigation; Observance of Statutes and Orders ......................6
   5.9     Taxes ..............................................................6
   5.10    Title to Property; Leases ..........................................7
   5.11    Licenses, Permits, etc .............................................7
   5.12    Compliance with ERISA ..............................................7
   5.13    Private Offering by the Company ....................................8
   5.14    Use of Proceeds; Margin Regulations ................................8
   5.15    Existing Indebtedness ..............................................9
   5.16    Foreign Assets Control Regulations, etc ............................9
   5.17    Status under Certain Statutes ......................................9
   5.18    Environmental Matters ..............................................9
   5.19    Year 2000 .........................................................10
6.         REPRESENTATIONS OF THE PURCHASER ..................................10
   6.1     Purchase for Investment ...........................................10
   6.2     Source of Funds ...................................................11

                                TABLE OF CONTENTS
                                                                           PAGE
7.         INFORMATION AS TO OBLIGORS, ETC ...................................12
   7.1     Financial and Business Information ................................12
   7.2     Officer's Certificate .............................................14
   7.3     Inspection ........................................................15
8.         PREPAYMENT OF THE NOTES ...........................................15
   8.1     Payment at Maturity ...............................................15
   8.2     Optional Prepayments with Make-Whole Amount .......................15
   8.3     Prepayment in connection with Asset Disposition ...................16
   8.4     Allocation of Partial Prepayments .................................16
   8.5     Maturity; Surrender, etc ..........................................16
   8.6     Purchase of Notes .................................................17
   8.7     Make-Whole Amount .................................................17
9.         AFFIRMATIVE COVENANTS .............................................18
   9.1     Compliance with Law ...............................................18
   9.2     Insurance .........................................................18
   9.3     Maintenance of Properties .........................................19
   9.4     Payment of Taxes ..................................................19
   9.5     Corporate Existence, etc ..........................................19
10.        NEGATIVE COVENANTS ................................................19
  10.1     Transactions with Affiliates ......................................20
  10.2     Line of Business ..................................................20
  10.3     Consolidated Funded Debt ..........................................20
  10.4     Priority Debt .....................................................20
  10.5     Interest Charges Coverage Ratio ...................................20
  10.6     Merger, Consolidation, etc ........................................21
  10.7     Sale of Assets, etc ...............................................22
  10.8     Liens .............................................................22
11.        EVENTS OF DEFAULT .................................................25

12.        REMEDIES ON DEFAULT, ETC ..........................................27
  12.1     Acceleration ......................................................27
  12.2     Other Remedies ....................................................27
  12.3     Rescission ........................................................28
  12.4     No Waivers or Election of Remedies, Expenses, etc .................28

13.        REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES .....................28
  13.1     Registration of Notes .............................................28
  13.2     Transfer and Exchange of NOLL~ ....................................29
  13.3     Replacement of Notes ..............................................29

                                TABLE OF CONTENTS
                                                                           PAGE
14.     PAYMENTS ON NOTES ....................................................29
  14.1  Place of Payment .....................................................29
  14.2  Home Office Payment ..................................................30

15.     EXPENSES, ETC ........................................................31
  15.1  Transaction Expenses .................................................31
  15.2  Survival .............................................................31

16.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES;ENTIRE AGREEMENT ..........31

17.     AMENDMENT AND WAIVER .................................................31
  17.1  Requirements .........................................................31
  17.2  Solicitation of Holders of Notes .....................................32
  17.3  Binding Effect, etc ..................................................32
  17.4  Notes held by Obligors, etc ..........................................32
18.     NOTICES ..............................................................33
19.     REPRODUCTION OF DOCUMENTS ............................................33
20.     CONFIDENTIAL INFORMATION .............................................33
21.     SUBSTITUTION OF PURCHASER ............................................35
22.     MISCELLANEOUS ........................................................35
  22.1  Successors and Assigns ...............................................35
  22.2  Payments Due on Non-Business Days ....................................35
  22.3  Severability .........................................................36
  22.4  Construction .........................................................36
  22.5  Counterparts .........................................................36
  22.6  Governing Law ........................................................36
  22.7  Release of Obligors ..................................................36

                              SCHEDULES & EXHIBITS




SCHEDULE A     --  Information Relating to Purchasers

SCHEDULE       --  Defined Terms

SCHEDULE C     --  Payment Instructions

SCHEDULE 4.9   --  Changes in Corporate Structure

SCHEDULE 5.3   --  Disclosure Materials

SCHEDULE 5.4   --  Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.    --  Financial Statements

SCHEDULE 5.8   --  Certain Litigation

SCHEDULE 5.11  --  Patents, etc.

SCHEDULE 5.12  --  ERISA Affiliates

SCHEDULE 5.14  --  Use of Proceeds

SCHEDULE 5.15  --  Existing Indebtedness

EXHIBIT 1      --  Form of 6.8 1% Senior Note due April 8, 2009

EXHIBIT 4.4(a) --  Form of Opinion of Special Counsel for the Obligors

EXHIBIT 4.4(b) --  Form of Opinion of Special Counsel for the Purchasers

                       WEST PHARMACEUTICAL SERVICES, INC.
                           and certain other Obligors
                                101 Gordon Drive
                                  P.O. Box 645
                            Lionville, PA 19341-0645


                $100,000,000 6.81% SENIOR NOTES DUE APRIL 8, 2009

                                                     Dated as of April 8, 1999


To Each of the Purchasers Listed in
the Attached Schedule A:

Ladies and Gentlemen:

     Each of WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation (together with its assigns, the 'Company"), WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC., a Florida corporation (together with its successor and assigns, "West Florida"), and WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC., a Delaware corporation (together with its successors and assigns, "West Lakewood") (the Company, West Florida and West Lakewood are referred to herein, collectively, as the "Obligors") agrees with you as follows:

1.       AUTHORIZATION OF NOTES

     The Obligors will authorize the issue and sale of $100,000,000 aggregate principal amount of their 6.81% Senior Notes due April 8, 2009 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Obligors. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES

     Subject to the terms and conditions of this Agreement, the Obligors will issue and sell to you and you will purchase from the Obligors, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Obligors are entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3. CLOSING

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Hebb & Gitlin, One State Street, Hartford, Connecticut 06103, at 10:00 a.m., eastern time, at a closing (the "Closing") on April 8, 1999. At the Closing the Obligors will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $2,000,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), as indicated in Schedule A, against payment by federal funds wire transfer in immediately available funds in the amount of the purchase price therefor as directed by the Obligors in Schedule C. If at the Closing the Obligors shall fail to tender such Notes to you as provided above in this
Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4. CONDITIONS TO CLOSING

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         4.)      Representations and Warranties.

     The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing.

         4.2      Performance; No Default.
     The Obligors shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing.

         4.3      Compliance Certificates.

          (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2, 4.6, 4.7, and 4.9 have been fulfilled.

          (b) Secretary's Certificate. Each Obligor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

         4.4      Opinions of Counsel.

     You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing from

          (a) Dechert Price & Rhoads, counsel for the Obligors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and such Obligors hereby instruct their counsel to deliver such opinion to you) and

          (b) Hebb & Gitlin, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

         4.5      Purchase Permitted By Applicable Law, etc.

     On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         4.6 Sale of Other Notes.

     Contemporaneously with the Closing the Obligors shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

         4.7      Payment of Special Counsel Fees.

     Without limiting the provisions of Section 15.1, the Obligors shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

        4.8      Private Placement Number.

     A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

         4.9      Changes in Corporate Structure.

     Except as specified in Schedule 4.9, no Obligor shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation, nor shall any Obligor have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         4.10     Proceedings and Documents.

     All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS

         Each Obligor represents and warrants to you that:

         5.1      Organization; Power and Authority.

     Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

         5.2      Authorization, etc.
     This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Obligors, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3      Disclosure.

     The Company, through its agent, PNC Capital Markets, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated January, 1999 (the "Memorandum"), relating to the transactions contemplated hereby. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1998, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

        5.4      Organization and Ownership of Shares of Subsidiaries.

          (a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

          (b) All of the outstanding shares of Capital Stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         5.5      Financial Statements.

          The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.6      Compliance with Laws, Other Instruments, etc.

          The execution, delivery and performance by the Obligors of this Agreement, the Other Agreements and the Notes will not

               (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected,

               (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or

               (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         5.7      Governmental Authorizations, etc.

               Assuming the accuracy of your representation made in Section 6.1, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Obligors of this Agreement, the Other Agreements or the Notes.

         5.8      Litigation; Observance of Statutes and Orders.

               (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

               (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         5.9      Taxes.

     The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1994.

         5.10     Title to Property; Leases.

     The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

         5.11     Licenses, Permits, etc.

     Except as disclosed in Schedule 5.11, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

         5.12     Compliance with ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 (c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this
     Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the Sources to be used to pay the purchase price of the Notes to be purchased by you.

          (f) Schedule 5.12 sets forth all ERISA Affiliates and all "employee benefit plans" maintained by the Company (or any "affiliates" thereof) or in respect of which the Notes could constitute an "employer security" ("employee benefit plan" has the meaning specified in section 3 of ERISA, "affiliate" has the meaning specified in section 407(d) of ERISA and section V of the Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12,1995) and "employer security" has the meaning specified in section 407(d) of ERISA).

     5.13     Private Offering by the Company.

     Neither any of the Obligors nor anyone acting on behalf of any of them has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 10 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither any of the Obligors nor anyone acting on behalf of any of them has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         5.14     Use of Proceeds; Margin Regulations.

     The Obligors will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and none of the Obligors has any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

5.15     Existing Indebtedness.

     Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of December 31, 1998 (except that such list reflecting all such Indebtedness secured by any Lien shall be as of March 31, 1999), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         5.16     Foreign Assets Control Regulations, etc.

     Neither the sale of the Notes by the Obligors hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury
Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         5.17     Status under Certain Statutes.

     Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts (49 U.S.C.), as amended, or the Federal Power Act, as amended.

         5.18     Environmental Matters.

     Neither the Company nor any Subsidiary has knowledge of any claim or has received any written notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except. in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

      5.19     Year 2000.

          The Company and its Subsidiaries have reasonable grounds for believing that they will be Year 2000 Compliant and Ready on or before June 30, 1999. "Year 2000 Compliant and Ready" means that

          (a) the Company and its Subsidiaries' hardware and software systems, with respect to the operation of their business, will (i) handle satisfactorily date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part and (ii) operate accurately, without Material interruption, on and in respect of any and all dates before, during and/or after January 1, 2000, and without any Material change in performance; and

          (b) the Company and its Subsidiaries have developed alternative plans to ensure business continuity in all Material respects in the event of the failure of the items identified in clauses (i) and (ii) in the foregoing clause (a).

6.       REPRESENTATIONS OF THE PURCHASER

         6.1      Purchase for Investment.

     You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes.

         6.2      Source of Funds.

     You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" as defined in United States Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (60 FR35925, July 12, 1995) and there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the Code (treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof)) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities plus surplus, as set forth in the National Association of
     Insurance Commissioners' Annual Statement filed with your state of domicile; or

          (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

          (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the OPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such OPAM, exceed 20% of the total client assets managed by such OPAM, the conditions of Part 1(c) and (g) of the OPAM Exemption are satisfied, neither the OPAM nor a person controlling or controlled by the OPAM (applying the definition of "control" in Section V(e) of the OPAM Exemption) owns a 5% or more interest in the Company and


               (i) the identity of such QPAM and

               (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

          (e) the Source is a governmental plan; or

          (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or ( g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7. INFORMATION AS TO OBLIGORS, ETC.

        7.)       Financial and Business Information.

          The Company shall deliver to each holder of Notes that is an Institutional Investor:

               (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                         (i) a consolidated balance sheet of the Company and its
                    Subsidiaries as at the end of such quarter, and

                         (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-0 prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements -- within 90 days alter the end of each fiscal year of the Company, duplicate copies of,


               (i)  a  consolidated   balance  sheet  of  the  Company  and  its
          Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's annual report on form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b); (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

     (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;

     (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

          (i) with  respect to any Plan,  any  reportable  event,  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

          (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer

Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title 1 cr IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

     (f) Q9 Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes (other than so-called "management letters" from the relevant Obligors independent certified public accountants) as from time to time may be reasonably requested by any such holder of Notes.

      7.2 Officer's Certificate.

     Each set of financial statements delivered to a holder of Notes pursuant to
Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 10.3 through Section 10.5 hereof, inclusive, Section 10.7 and clause (ix) of Section 10.8(a) during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3     Inspection.

     The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld), to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and


          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company and the other Obligors to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.       PREPAYMENT OF THE NOTES

         8.1      Payment at Maturity.

     The Obligors will pay all of the principal amount of the of the Notes remaining outstanding, if any, on April 8, 2009. 8.2 Optional Prepayments with Make-Whole Amount.

     The Obligors may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (but, if in part, in an amount not less than $1,000,000 or such lesser amount as shall then be outstanding), at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Obligors will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Obligors shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         8.3      Prepayment in connection with Asset Disposition.

          (a) Notice of Debt Prepayment Offer. If the Obligors shall make a Debt Prepayment Offer in connection with an Asset Disposition, they will give written notice of such offer to each holder of Notes within 10 months after the consummation thereof, which notice shall contain and constitute an offer to prepay a Ratable Portion of the Notes held by such holder on a date (the "Proposed Prepayment Date") specified in such notice that is not less than 30 days and not more than 60 days after the date such notice shall be given, and shall be accompanied by the certificate described in subparagraph (d) of this Section 8.3. If the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 60th day after the date such notice shall be given.

          (b) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company at least 10 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute an acceptance of such offer by such holder.

          (c) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
     Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and the applicable Make-Whole Amount. The prepayment shall become due and owing, and shall be made, on the Proposed Prepayment Date.

          (d) Officer's Certificate. Each offer to prepay the Notes of any holder pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the computation, in reasonable detail, of the Ratable Portion of the Notes held by such holder which is offered to be prepaid; and (iv) the interest that would be due on such Ratable Portion to be prepaid, accrued to the Proposed Prepayment Date.

         8.4      Allocation of Partial Prepayments

     In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         8.5      Maturity; Surrender, etc.

     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         8.6      Purchase of Notes

     The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement, the Other Agreements and the Notes or (b) pursuant to an offer to purchase made by an Obligor or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 days. If the holders of greater than or equal to 50% of the principal amount of the Notes then outstanding accept such offer, the Obligors shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Obligors will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement or the Other Agreements and no Notes may be issued in substitution or exchange for any such Notes.

         8.7      Make-Whole Amount

     The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to
     Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as Page "678" on the Bridge Telerate Service (or such other display as may replace Page 678 on the Bridge Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by
     (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the constant maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the constant maturity closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the maturity date of the Notes.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2,
     Section 8.3 or Section 12.1.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS

       Each Obligor covenants that so long as any of the Notes are outstanding:

     9.1  Compliance  with Law.

     The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.


         9.2      Insurance.

     The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         9.3      Maintenance of Properties.

     The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

         9.4      Payment of Taxes.

     The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

         9.5      Corporate Existence, etc.

     Each Obligor will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.6 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.


 10.     NEGATIVE COVENANTS

       Each Obligor covenants that so long as any of the Notes are outstanding:

         10.1     Transactions with Affiliates.

     The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         10.2     Line of Business.

     The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries is engaged on the date of this Agreement as described in the Memorandum.

10.3     Consolidated Funded Debt.

     The Company will not at any time permit Consolidated Funded Debt to exceed 50% of Consolidated Total Capitalization, in each case determined at such time. In determining the Company's compliance with this Section 10.3, there shall be deducted from the calculation of Consolidated Funded Debt (including the calculation thereof needed to determine Consolidated Total Capitalization) an amount equal to the cash and marketable securities held by the Company and its Subsidiaries on the date of determination of Consolidated Funded Debt, but only to the extent that such amount may be applied to the prepayment of Consolidated Funded Debt at such time without penalty or premium, provided that if such Consolidated Funded Debt were so prepaid,

          (a) such prepayment would not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default or create any obligation under, any instrument evidencing Debt of the Company or its Subsidiaries or any other agreement of the Company or its Subsidiaries, and
     (b) no Default or Event of Default would exist immediately prior to such prepayment, or would result therefrom.

          10.4  Priority Debt.

     The Company will not at any time permit Priority Debt to exceed 18% of Consolidated Total Capitalization in each case determined at such time.

         10.5     Interest Charges Coverage Ratio.

     The Company will not permit the ratio of (a) the sum of (i) Consolidated EBIT for any period of four consecutive fiscal quarters of the Company plus (ii) 50% of the depreciation and amortization taken into account in determining Consolidated Net Income for such period to (b) Consolidated Interest Expense for such period to be less than 2.50 to 1.00.

         10.6     Merger, Consolidation, etc.

     The Company will not, and will not permit any of its Subsidiaries to, consolidate with, merge with, or acquire all or substantially all of the assets of any other Person, or Transfer substantially all of its assets in a single transaction or series of transactions to any Person (except that any Subsidiary of the Company may (x) consolidate with or merge with, or Transfer substantially all of its assets in a single transaction or series of transactions to, the Company (with the Company being the survivor thereof) and (y) Transfer all of its assets in compliance with the provisions of Section 10. 7 and upon satisfaction of the requirements of paragraph (a) of this Section 10.6 (it being understood that the reference to "surviving entity" in such paragraph shall be deemed to be a reference to the transferee of such assets)), provided, however, that the foregoing restriction does not apply to the consolidation or merger of the Company or any Subsidiary with, or the Transfer of substantially all of the assets of the Company or any Subsidiary in a single transaction or series of transactions to, any Person so long as:

          (a) immediately prior to, and immediately after giving effect to, any such transaction involving a Subsidiary, no Default or Event of Default would exist and if such Subsidiary was an Obligor the surviving entity becomes an Obligor upon consummation of any such transaction pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders, and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all such agreements and instruments are enforceable in accordance with their terms and comply with the terms hereof;

          (b) immediately prior to, and immediately after giving effect to, any such transaction involving the Company, no Default or Event of Default would exist and either

               (i) the Company is the surviving or acquiring corporation, or

               (ii)  if  the  Company  is  not  the   surviving   or   acquiring
          corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements, and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof.

     No such Transfer of substantially all of the assets of the Company or a Subsidiary shall have the effect of releasing the Company from its liability under this Agreement, the Other Agreements or the Notes.

         10.7     Sale of Assets, etc.

     The Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition, unless:

          (a) in the good faith opinion of the Company, such disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged; and

          (b) immediately after giving effect to such disposition;

               (i) no Default or Event of Default would exist; and

               (ii) the Disposition Value of all property that was the subject of any Asset Disposition occurring during the period of 360 days ending on and including the date of such disposition would not exceed 10% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal year of the Company.

     If prior to the consummation of a Transfer, the Company shall deliver a written notice to all holders of the Notes stating that all of the Net Proceeds Amount arising therefrom is to be applied to a Debt Prepayment Offer or a Property Reinvestment Application within 360 days after such consummation, then such Transfer shall not be deemed an Asset Disposition for purpose of clause
(b)(ii) of this Section 10.7. If the Company does not apply the Net Proceeds Amount as specified in such notice within such 360 day period, then such Transfer shall be deemed to have been an Asset Disposition at the time of the consummation thereof, and the Company's compliance with this Section 10.7 as of such time shall be determined on such basis.

         10.8     Liens.

               (a) Negative Pledge. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, assume, incur or suffer to be created, assumed or incurred or to exist (upon the happening of a contingency or otherwise), any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such 22 WEST PHARMACEUTICAL SERVICES. INC. NOTE PURCHASE AGREEMENT


Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

               (i)  Taxes,   etc.--  Liens  for  taxes,   assessments  or  other
          governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 9.4;

               (ii) Legal Proceedings -- Liens arising from judicial attachments, judgments or awards, the time for the appeal or petition for rehearing of which has not expired, or in respect of which the Company or a Subsidiary is in good faith pursuing an appeal or other proceeding for review,

               (iii) Ordinary Course Liens -- Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business

                    (A) in connection with workers'  compensation,  unemployment insurance, social security and other like laws,

                    (B) to secure (or to obtain  letters of credit that  secure)
               the performance of tenders, statutory obligations, surety and performance bonds (of a type other than set forth in Section 10.8(a)(ii)), bids, leases (other than Capitalized Leases), purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining or advances or credit or the payment of the deferred purchase price of property,

                    (C) to secure the claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, repairmen, landlords, lessors and other like Persons, arising in the ordinary course of business, and

                    (D) in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided that (1) any amounts secured by such Liens are not overdue, or, if overdue, such Liens are being contested in good faith and (2) such Liens do not, in the. aggregate, materially detract from the value of such property or materially impair the use of such property in the conduct of the business of the Company or any Subsidiary, or the conduct of the business of the Company and the Subsidiaries taken as a whole; (iv) Existing Liens-Liens in existence as of the date of the Closing securing Debt and listed in Schedule 5.15;

          (v) Subsidiary Liens - Liens on property of any of the Subsidiaries securing Debt owing to the Company; 23

          (vi) Purchase Money Liens Liens on tangible property (or any' improvement thereon) acquired or constructed by the Company or any Subsidiary after the date of the Closing to secure Debt of the Company or such Subsidiary incurred in connection with such acquisition or construction, provided that

               (A) no such Lien shall extend to or cover any property other than the property (or improvement thereon) being acquired or constructed,

               (B) the principal amount of Debt secured by any such Lien, together with the aggregate principal amount of all other Debt secured by Liens on such property, shall not exceed the lesser of (I) an amount equal to the Fair Market Value (as determined in good faith by the Board of Directors of the Company) of such property so acquired or constructed and (II) the cost to the Company or such Subsidiary of such property (or improvement thereon) so acquired or constructed, and

               (C) such Lien shall be created concurrently with or within 120 days after such acquisition or the substantial completion of such construction;

     (vii) Acquisition Liens - Liens existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (A) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, and

          (B) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

               (viii) Renewals - Liens securing renewals, extensions (as to time) and refinancings of Debt secured by the Liens covered by clauses
          (i) though (vii), inclusive, provided that

                    (A) the  amount  of Debt  secured  by each  such Lien is not increased in excess of the amount of Debt outstanding on the date of such renewal, extension or refinancing,

                    (B) none of such Liens is extended to include any additional property of the Company or any Subsidiary, and


                    (C) immediately after such renewal, extension or refinancing no Default or Event of Default would exist; and

               (ix) Priority Debt - Liens securing Debt of the Company or any Subsidiary and not otherwise permitted by clauses (i) through (viii), inclusive, of this Section 10.8(a), but only to the extent that Priority Debt does not at any time exceed 18% of Consolidated Total Capitalization.

     (b) Financing Statements. The Company will not, and will not permit any of the Subsidiaries to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect a security interest that the Company or such Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this Section 10.8 or to evidence for informational purposes a lessor's interest in property leased to the Company or any such Subsidiary.

11.      EVENTS OF DEFAULT

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Obligors default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Obligors default in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) any Obligor defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.8, inclusive, or Section 7.1(d); or
          (d) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of
     Section 11); or

          (e) any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in this Agreement or the Other Agreements or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

     (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount in excess of $10,000,000 beyond any period of grace provided with respect thereto or

          (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount in excess of $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

     (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

     (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

     (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

     (j) if

          (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

          (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,

          (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000,

          (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title IV of ERISA or the penalty or excise tax provisions of Title I of ERISA or the Code relating to employee benefit plans,

          (v)  the   Company  or  any  ERISA   Affiliate   withdraws   from  any
     Multiemployer Plan, or

          (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder;

     and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Materially Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

         12.1     Acceleration.

          (a) If an Event of Default with respect to any Obligor described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any  Event of  Default  described  in  paragraph  (a) or (b) of
     Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Obligors acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

          12.2 Other Remedies.

     If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     12.3 Rescission.

     At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if
(a) the Obligors have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than nonpayment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     12.4 No Waivers or Election of Remedies, Expenses, etc.

     No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under Section 15, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     13.1 Registration of Notes.

     The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     13.2 Transfer and Exchange of Notes.

     Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), each of the Obligors shall execute and deliver, at the Obligors' expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Obligors may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $2,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $2,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

         13.3     Replacement of Notes.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

     the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated arid bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES

         14.1     Place of Payment.

     Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Lionville, Pennsylvania at the principal office of the Company in such jurisdiction. The Obligors may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         14.2     Home Office Payment.

     So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Obligors will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant: to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Obligors will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.


15.  EXPENSES, ETC.

         15.1     Transaction Expenses.

     Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Other Agreements or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Other Agreements or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Other Agreements or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Obligors will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

     15.2     Survival.

     The obligations of the Obligors under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Other Agreements or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Other Agreements and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement. Subject to the preceding sentence, this Agreement, the Other Agreements and the Notes embody the entire agreement and understanding between you and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER

         17.1     Requirements.

     This Agreement, the Other Agreements and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12,17 or 20.

  17.2     Solicitation of Holders of Notes.

          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

  17.3     Binding Effect, etc.

     Any amendment or waiver consented to as provided in this Section 17 applies equally 1:0 all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Obligor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4 Notes held by Obligors, etc.

     Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Other Agreements or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any of its Affiliates shall be deemed not to be outstanding.

 18.     NOTICES

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to any Obligor, to such Obligor at the address set forth at the beginning hereof to the attention of the General Counsel, or at such other address as such Obligor shall have specified to the holder of each
     Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit any Obligor or any other holder 9f Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that

          (a) was publicly available or otherwise known to you prior to the time of such disclosure,

          (b) subsequently becomes publicly available through no act or omission by you or any person acting on your behalf,

          (c) otherwise becomes known to you other than through disclosure by any Obligor or any Subsidiary or

          (d) constitutes  financial  statements  delivered to you under Section
     7.1 that are otherwise publicly available.

You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to

               (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes),

               (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,

               (iii) any other holder of any Note,

               (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
          20),

               (v) any Person from which you offer to purchase any Security of any Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
          Section 20),

               (vi)  any   federal   or  state   regulatory   authority   having
          jurisdiction over you,

               (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or

               (viii) any other Person to which such delivery or disclosure may be necessary or appropriate

                    (A) to effect  compliance with any law, rule,  regulation or order applicable to you, (B) in response to any subpoena or other legal process,

                    (C) in  connection  with any  litigation  to which you are a party or

                    (D) if an Event of Default has occurred  and is  continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

 21.     SUBSTITUTION OF PURCHASER

You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22. MISCELLANEOUS

         22.1     Successors and Assigns.

     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         22.2     Payments Due on Non-Business Days.

     Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         22.3     Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         22.4     Construction.

     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         22.5     Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         22.6     Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

         22.7     Release of Obligors.

     Subject to the next succeeding sentence, at such time as any Obligor, other than the Company, has been effectively released from any and all obligations under or in respect of the Bank Credit Agreement and the Company has delivered to the Required Holders a certificate or other written statement from the Banks (or an agent acting on their behalf) to that effect, then such Obligor shall be released from all liabilities hereunder or in respect of the Notes automatically without any action on the part of any party hereto or any other Person. The release provided For in the preceding sentence shall only be effective upon delivery of such certificate or other written statement from the Banks (or an agent acting on their behalf) if:

          (a) no Default or Event of Default is continuing at such time; and

          (b) at such time such Obligor has no Debt outstanding to any Person, or any commitment to have Debt outstanding to any Person other than the Company or a Wholly-Owned Subsidiary of the Company.




     [Remainder of page intentionally blank; next page is signature page.]

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                  WEST PHARMACEUTICAL SERVICES, INC.


                                  By:  /s/ Stephen M. Heumann
                                  Name:    Stephen M. Heumann
                                  Title:  Vice President Treasurer and
                                          Assistant Secretary

                                  WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.


                                   By:. /s/ Stephen J. White
                                   Name:    Stephen J. White
                                   Title:   Vice President



                                   WEST PHARMACEUTICAL SERVICES LAKEWOOD), INC.


                                   By:  /s/ Stephen M. Heumann
                                   Name:    Stephen M. Heumann
                                   Title:   President



The foregoing is hereby agreed to as of the date thereof.


GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY


By:___________________
Name:
Title:

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                             WEST PHARMACEUTICAL SERVICES, INC.


                             By:___________________
                             Name:
                             Title:

                             WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.


                             By:____________________
                             Name:
                             Title:

                             WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC.


                             By: _____________________
                             Name:
                             Title:




The foregoing is hereby agreed to as of the date thereof.


GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY


 By:      /s/ Jon M. Lucia
 Name:    Jon M. Lucia
 Title:   Assistant Vice President and Investment Officer

                                   SCHEDULE A

                          INFORMATION AS TO PURCHASERS

--------------------------------------------------------------------------------
Purchaser Name                      THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Name in Which Note is Registered    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Note Registration Number;           R-l; $50,000,000
Principal Amount
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Payment on Account of Note          Federal Funds Wire Transfer

                                    Bank of New York
          Method                    New York, New York
                                    ABA No.: 021~O0O.:018
          Account Information       For the Account of:
                                    The Prudential Insurance Company of America
                                    Account No.: 890-0304-391
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Accompanying Information            Name of Company:
                                       West Pharmaceutical Services, Inc.
                                    Description of
                                    Security:
                                       681%. Senior Notes Due April 8, 2009
                                    Security Number: 95531* AA 6
                                    Due Date and Application (as among principal
                                       premium and interest) of
                                       the payment being made:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Address for Notices                 The Prudential Insurance Company of America
Related to Payments                 c/o Prudential Capital Group
                                    Four Gateway Center, 71h Floor
                                    100 Mulberry Street
                                    Newark, New Jersey 07102-4077

                                    Attn: Trade Management Group
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Address for All other Notices       The Prudential Insurance Company of America
                                    c/o Prudential Capital Group
                                    - Private Placements
                                    One Gateway Center, 11"' Floor
                                    Newark, New Jersey 07102-5311
                                    Attn:    Managing Director

                                    Recipient of telephonic prepayment notices:

                                    Manager, Trade Management Group
                                    (973) 802-7398
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Other Instructions                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                    By    ------------------------------
                                            Name:
                                            Title: Vice President
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Instructions re Delivery of Notes   Law Department of Purchaser
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Tax Identification Number           22-1211670
--------------------------------------------------------------------------------

                                  Schedule A-1



--------------------------------------------------------------------------------
Purchaser Name                      GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Name in Which Note is Registered    GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Note Registration Number;           R-2; $10,000,000
Principal Amount
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Payment on Account of Note          Federal Funds Wire Transfer

                                    Norwest Bank Minnesota, N.A.
          Method                    733 Marquette Avenue.
                                    Investors Bldg.. 5" Floor
                                    Minneapolis, Minnesota 55479-0047
          Account Information       ABA No.: 09100019
                                    TRUST CLEARING #0000840245
                                    FFC/Great-West Life & Annuity Insurance Co.
                                    /12468800
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Accompanying Information            Name of Company:
                                      West Pharmaceutical Services, Inc.
                                    Description of
                                    Security:
                                      6.81% Senior Notes Due April 8, 2009
                                    Security Number:           95531* AA6
                                    Due Date and Application (as among principal
                                      premium and interest) of the
                                      payment being made:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Address for Notices Related to      Norwest Bank Minnesota, N.A.
Payments                            733 Marquetle Avenue,
                                    Investors Bldg., 5h Floor
                                    Minneapolis, Minnesota 55479-0047
                                    Attention:        Income Collections
                                    Fax:     (612) 667-3331
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Address for All other Notices       Great-West Life & Annuity Insurance Company
                                    8515 East Orchard Road
                                    3'~ Floor, Tower 2
                                    Englewood, Colorado 80111
                                    Attention:    Corporate Finance Investments
                                    Fax:     (303) 689-6193
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Other Instructions                  GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

                                     By___________________
                                     Name:
                                     Title:

                                     By___________________
                                     Name:
                                     Title:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Instructions re Delivery of Notes    Norwest Bank Minnesota, N.A.
                                     733 Marquette Avenue. 5"' Floor
                                     Minneapolis, Minnesota 55479-0047
                                     Attention:        Security Clearance
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Tax Identification Number            84-0467907
--------------------------------------------------------------------------------
                                     Schedule A-2



--------------------------------------------------------------------------------
Purchaser Name                       THE GREAT-WEST LIFE ASSURANCE COMPANY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Name in Which Note is Registered     GERLACH & CO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Note Registration Number; Principal  R-3; $5,000,000
Amount
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Payment on Account of Note           Federal Funds Wire Transfer

                                     Citibank NYC/Cust
          Method                     ABA #02 1000089
                                     Credit A/C #36853718
          Account Information        For further credit to:A/C #091595 Great
                                     -West life Assurance Co. Bonds U.S.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Accompanying Information             Name of Company:
                                       West Pharmaceutical Services. Inc.
                                     Description of
                                     Security:
                                       6.81% Senior Notes Due April 8, 2009
                                     Security Number:     95531* AA6
                                     Due Date and Application (as among
                                       principal, premium and interest) of the
                                     payment being made:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Address for Notices Related          Citibank, N.A.
to Payments                          Investor Services Division
                                     Securities Processing Services
                                     20 Exchange Place/Level C
                                     New York, New York 10043
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Address for All other Notices        The Great-West Life Assurance Company
                                     100 Osborne Street North
                                     Winnipeg, Manitoba
                                     CANADA R3C 3A5
                                     Attention:        Securities Accounting
                                     Fax:     (204) 946-8849

                                     with a copy to:

                                     Great-West Life & Annuity Insurance Company
                                     Investments Division
                                     8515 East Orchard Road. 3T2
                                     Englewood, Colorado 80111
                                     Fax:     (303) 689-6193
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Other Instructions                   THE GREAT-WEST LIFE ASSURANCE COMPANY


                                     By___________________
                                         Name:
                                         Title:

                                     By__________________
                                         Name:
                                         Title:
--------------------------------------------------------------------------------

                                  Schedule A-3





---- ---------------------------------------------------------------------------
Purchaser Name                        THE GREAT-WEST LIFE ASSURANCE COMPANY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Instructions re Delivery of Notes     Citibank, NA.
                                      Investor Services Division
                                      Securities Processing Services
                                      20 Exchange Place/Level C
                                      New York, New York 10043

                                      Custody Account #091595 Great-West
                                        Life Assurance Co. - Bonds U.S.

                                  Schedule A-4

--------------------------------------------------------------------------------
Purchaser Name                       MUTUAL OF OMAHA INSURANCE COMPANY
--------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Name in Which Note is Registered     MUTUAL OF OMAHA INSURANCE COMPANY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Note Registration Number; Principal  R-4; $5,000,000
Amount
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Payment on Account of Note           Federal Funds Wire Transfer

                                     Chase Manhattan Bank
          Method                     ABA No.: 021000021
                                     Private Income Processing
          Account Information        For credit to: Mutual of
                                       Omaha Insurance Company
                                     Account No.: 900-9000200
                                     a/c: G07096
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Accompanying Information             Name of Company:
                                       West Pharmaceutical Services, Inc.
                                     Description of
                                     Security:
                                        6.81% Senior Notes Due April 8, 2009
                                     Security Number:           95531* AA6
                                     Due Date and Application (as among
                                        principal, premium and interest) of the
                                        payment being made:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Address for Notices Related          The Chase Manhattan Bank
to Payments                          4 New York Plaza, 13"' Floor
                                     New York, NY 10004
                                     Attn:    Income Processing - I. Pipperato
                                     a/c: G07096
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Address for All other Notices        4 - Investment Loan Administration
                                     Mutual of Omaha Insurance Company
                                     Mutual of Omaha Plaza
                                     Omaha, NE 68175-1011
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Other Instructions                   MUTUAL OF OMAHA INSURANCE COMPANY

                                     By___________________
                                        Name:
                                        Title:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Instructions re Delivery of Notes    The Chase Manhattan Bank
                                     North America Insurance - 6" floor
                                     Attn:    Ann Marie Mazza
                                     3 Chase Metrotech Center
                                     Brooklyn, NY 11245
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Tax Identification Number            47-0246511
--------------------------------------------------------------------------------
                                  Schedule A-5


--------------------------------------------------------------------------------
Purchaser Name                       GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Name in Which Note is Registered     SALKELD & CO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Note Registration Number; Principal  R-5; $5,000,000
Amount
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Payment on Account of Note Method    Federal Funds Wire Transfer

          Account Information        Bankers Trust Company
                                     14 Wall Street
                                     New York, NY 10005
                                     SWIFTCode:        BKTRUS33
                                     ABA No: 021001033
                                     Account Number 99-911-145
                                     FCC #: 097833
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Accompanying Information             Name of Company:
                                       West Pharmaceutical Services, Inc.
                                     Description of
                                     Security:
                                       6.81% Senior Notes Due April 8, 2009
                                     Security Number:           95531* AA6
                                     Due Date and Application (as among
                                        principal, premium and interest) of the
                                        payment being made:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Address for Notices Related to       GE Financial Assurance
Payments                             Account: General Electric
                                        Capital Assurance Company
                                     Two Union Square
                                     601 Union Street
                                     Seattle, WA 98101
                                     Attn:    Investment Accounting
                                     Tel:     (206) 516-2871
                                     Fax:     (206) 516-4740
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Address for All other Notices        GE Financial Assurance
                                     Account: General Electric Capital
                                        Assurance Company
                                     Two Union Square
                                     601 Union Street
                                     Seattle, WA 98101
                                     Attn: Investment Dept., Private Placements
                                     Tel:  (206) 516-4954
                                     Fax:  (206) 516-4863
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Other Instructions                   GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

                                     By___________________
                                        Name:
                                        Title:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Instructions re Delivery of Notes    Bankers Trust Co.
                                     14 Wall Street, 4'~ Floor
                                     Mail Stop 4042, Window 61
                                     New York, NY 10005
                                     Acct #097833
                                     Attn:    Lorraine Squires
                                     Tel:     (212) 618-2200
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Tax Identification Number            91-6027719
--------------------------------------------------------------------------------
                                  Schedule A-6

--------------------------------------------------------------------------------
Purchaser Name                       GE LIFE AND ANNUITY ASSURANCE COMPANY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Name in Which Note is Registered     SALKELD & CO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Note Registration Number; Principal  R-6; $10,000,000
Amount
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Payment on Account of Note Method    Federal Funds Wire Transfer

          Account Information        Bankers Trust Company
                                     14 Wall Street
                                     New York, NY 10005
                                     SWIFT Code:       BKTRUS33
                                     ABA No: 021001033
                                     Account Number 99-911-145
                                     FCC #: 097828
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Accompanying Information             Name of Company:
                                       West Pharmaceutical Services, Inc.
                                     Description of
                                     Security:
                                       6.81% Senior Notes Due April 8, 2009
                                     Security Number: 95531* AA 6
                                     Due Date and Application (as among
                                        principal, premium and interest) of the
                                        payment being made:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Address for Notices Related to       GE Financial Assurance
Payments                             Account: GE Life and Annuity
                                        Assurance Company
                                     Two Union Square
                                     601 Union Street
                                     Seattle, WA 98101
                                     Attn:    Investment Accounting
                                     Tel:     (206) 516-2871
                                     Fax:     (206) 516-4740
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Address for All other Notices        GE Financial Assurance
                                     Account: GE Life and Annuity
                                        Assurance Company
                                     TWO Union Square
                                     601 Union Street
                                     Seattle, WA 98101
                                     Attn:  Investment Dept., Private Placements
                                     Tel:   (206) 516-4954
                                     Fax:   (206) 516-4863
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Other Instructions                   GE LIFE AND ANNUITY ASSURANCE COMPANY

                                     By___________________
                                        Name:
                                        Title:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Instructions re Delivery of Notes    Bankers Trust Co.
                                     14 Wall Street, 4~h Floor
                                     Mail Stop 4042, Window 61
                                     New York, NY 10005
                                     Acct #097828
                                     Attn:    Lorraine Squires
                                     Tel:     (212) 618-2200
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Tax Identification Number            54-0283385
--------------------------------------------------------------------------------
                                  Schedule A-7


--------------------------------------------------------------------------------
Purchaser Name                       JACKSON NATIONAL LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Name in Which Note is Registered     Jackson National Life Insurance Company
                                     By PPM America Inc
                                     Attorney-in-fact
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Note Registration Number; Principal  R-7; $15,000,000
Amount
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Payment on Account of Note           Federal Funds Wire Transfer

                                     NORTHERN TRUST CHGO
          Method                     ABA No.: 071-000-152
                                     Credit Account #5186041000
          Account Information        For Further Credit to: 26-91241/Jackson
                                        National Life Insurance Company
                                     Attn:    Tarsa Lewis
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Accompanying Information             Name of Company:
                                        West Pharmaceutical Services, Inc.
                                     Description of
                                     Security:
                                        6.81% Senior Notes Due April 8. 2009
                                     Security Number:           95531* AA6
                                     Due Date and Application (as among
                                         principal, premium and interest) of the
                                         payment being made:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Address for Notices Related          Susan Perrino
to Payments                          Private Placements
                                     PPM America Inc.
                                     225 West Wacker Drive
                                     Chicago, IL 60606
                                     Tel:     312-634-1205
                                     Fax:     312-634-0054

                                         and

                                     Oscell Owens
                                     Northern Trust Company
                                     801 5 Canal St, Floor ClN
                                     Chicago, IL 60607
                                     Tel:     312-444-5754
                                     Fax:     312-630-8179
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Address for All other Notices        Joseph Dimberio
                                     Vice President, Private Placements
                                     PPM America, Inc.
                                     225 West Wacker Drive, Suite 1200
                                     Chicago, IL 60606-1228
                                     Tel:     312-634-2597
                                     Fax:     312-634-0054
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Other Instructions                    By: PPM America, Inc., as attorney
                                        in fact, on behalf of Jackson
                                      National Life Insurance Company

                                      By____________________
                                         Name:
                                         Title:
--------------------------------------------------------------------------------
                                  Schedule A-8


--------------------------------------------------------------------------------
Purchaser Name                        JACKSON NATIONAL LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Instructions re Delivery of Notes     Northern Trust Company
                                      40 Broad Street. 19th Floor
                                      Acct. #2691241/Jackson National
                                        Life Insurance Company
                                      New York, NY 10004
                                      Attn:    Jose Mero
                                      Tel:     212.701.7507
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Tax Identification Number             38-1659835
--------------------------------------------------------------------------------
                                  Schedule A-9


                                   SCHEDULE B

                                  DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Agreement" is defined in Section 17.3.

     "Asset Disposition" means any Transfer except:

          (a) any Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary, or

          (b) any Transfer from the Company to a Wholly-Owned Subsidiary, or

          (c) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials of a type no longer utilized in the operation of the business of the Company or its Subsidiaries or that is obsolete, or

          (d) any sale of Capital Stock of the Company and its Subsidiaries.

     "Bank Credit Agreement" means the Credit Agreement dated as of August 28, 1995, among the Obligors, the Banks set forth on the signature pages thereof, and Corestates Bank, N.A., as agent for such Banks, as may be amended, restated, or otherwise modified or replaced from time to time. "Banks" means the banks initially party to the Bank Credit Agreement and each other bank or other Person from time to time acting as a lender or other provider of financial accommodations to the Obligors under the Bank Credit Agreement.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

     "Capital Stock" means, as to any Person, any class of capital stock, share capital or similar equity interest of such Person.

                                 Schedule B-I

     "Capitalized Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capitalized Lease Obligations" means, with respect to any Person, the amount of the obligation of such Person as the lessee under a Capitalized Lease that would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

     "Closing" is defined in Section 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder from time to time.

     "Company" is defined in the first paragraph of this Agreement.

     "Confidential Information" is defined in Section 20.

     "Consolidated EBIT" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in the determination of such Consolidated Net Income: (a) Consolidated Interest Expense; and (b) taxes imposed on or measured by income or excess profits.

     "Consolidated Funded Debt" means (a) all Debt, liabilities, and obligations now existing or hereafter arising for money borrowed by any of the Obligors or their Subsidiaries, whether or not evidenced by any note, indenture, or agreement (including without limitation, the Notes and any indebtedness for money borrowed from an Affiliate, but not including trade accounts payable), (b) standby letter of credit outstanding of any Obligor or any Subsidiary to the extent drawn as of the date of determination of Debt, (c) all Debt of others for money borrowed (including an Affiliate) with respect to which an Obligor or any Subsidiary has become liable by way of a guarantee or indemnity to the extent such Debt is not included in (a) or (b) above, and (d) Capitalized Lease Obligations of the Obligors and their Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP):

          (a) all interest in respect of Debt of the Company and its Subsidiaries (including imputed interest on Capitalized Lease Obligations) deducted in determining Consolidated Net Income for such period together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and

          (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

                                  Schedule B-2

     "Consolidated Net Income" means, for any period, the gross revenues of the Company arid its Subsidiaries for such period less all expenses and other proper charges (including taxes on income) determined on a consolidated basis in accordance with GAAP consistently applied, but excluding in any event:

     (a) earnings or losses attributable to minority interests;

     (b) any restoration during such period to income of any contingency reserve, except to the extent that provision for such reserve was made during such period out of income accrued during such period;

     (c) any gains or losses arising from any write-up or write down of assets;

     (d) extraordinary or nonrecurring gains or losses;

     (e) net earnings and losses of any Person accrued prior to the date it became a Subsidiary;

     (f) any portion of the net earnings of any Subsidiary that for any reason is unavailable for payment of dividends or other distributions to the Company or any other Subsidiary;

     (g) net earnings or losses of any Person (other than a Subsidiary) in which the Company or any Subsidiary shall have an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of a cash distribution;

     (h) net earnings or losses of any Person, substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary, realized by such other Person prior to the date of such acquisition; and

     (i) net earnings or losses of any Person to which the assets of the Company or any Subsidiary shall have been sold, transferred or disposed of, or into which the Company or any Subsidiary shall have merged or consolidated, prior to the date of such transaction.

     "Consolidated Net Worth" means, at any time,

     (a) the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus

     (b) the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

                                  Schedule B-3

     "Consolidated Senior Debt" means, as of any date of determination, all Debt of the Company and its Subsidiaries, other than any such Debt that is subordinated in right of payment in any respect to the Notes, outstanding on such date after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

     "Consolidated Total Assets" means, as of the date of any determination thereof, all assets of the Company and its Subsidiaries, as shown on a consolidated balance sheet and determined in accordance with GAAP.

     "Consolidated Total Capitalization" means, at any time, the sum of (i) Consolidated Funded Debt plus (ii) Consolidated Net Worth.

     "Debt" means, with respect to any Person, without duplication,

          (a) its liabilities for borrowed money;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) its Capitalized Lease Obligations;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) its redemption obligations, prior to the maturity of the Notes, in respect of all Redeemable Preferred Stock; and

          (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof, notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Debt Prepayment Offer" means, with respect to any Transfer of property by the Company or any Subsidiary, the offer, in writing, by the Company or such Subsidiary of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Consolidated Senior Debt (other than Consolidated Senior Debt in respect of any revolving credit or similar facility providing the Company or any Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Consolidated Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Consolidated Senior Debt) and any

                                 Schedule B - 4
interest accrued with respect thereto, provided that in connection with any such Transfer and offer, the Company shall have offered to prepay the Ratable Portion of each outstanding Note in accordance with Section 8.3. For purposes of Section 10.7, the Net Proceeds Amount in respect of any Transfer shall be deemed applied to a Debt Prepayment Offer upon the extension of the offer in respect thereof, regardless of whether such offer is accepted, provided that the actual prepayment in respect of any issue of Debt is made within 60 days of the acceptance of such offer.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by the Bank of New York in New York, New York, as its "base" or "prime" rate.

     "Disposition Value" means, at any time, with respect to any property

          (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of the disposition thereof in good faith by the Company, and

          (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of the book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding Capital Stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such Capital Stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                                  Schedule B-5

     "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

          (a) the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any  jurisdiction  in which the  Company  or any  Subsidiary
          conducts  all  or  any  part  of  its   business,   or  which  asserts
          jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                                  Schedule B-6

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation, and polychlorinated biphenyls)

     "holder"  means,  with  respect to any Note,  the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

     "Indebtedness" means, with respect to any Person, without duplication,

          (a) its liabilities for borrowed money;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) its Capitalized Lease Obligations;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f) Swaps of such Person; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness shall not include overnight borrowings incurred in any clearing account or overdraft account so long as such borrowings are paid in full as of the close of business on the following day.

     "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or

                                  Schedule B-7

Capitalized Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Make- Whole Amount" is defined in Section 8.7.

     "Material" means material in relation to the business, operations, affairs, financial condition assets, or properties of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Obligors to perform their obligations under this Agreement, the Other Agreements and the Notes, or (c) the validity or enforceability of this Agreement, the Other Agreements or the Notes.

     "Memorandum" is defined in Section 5.3.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Net Proceeds Amount" means, with respect to any Transfer of any property by any Person, an amount equal to the result (if positive) of

          (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such transfer, minus

          (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer (including, without limitation, all income taxes payable by such Person in connection therewith).

          "Notes" is defined in Section 1.

         "Obligor" is defined in the introductory sentence of this Agreement.

          "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "Other Agreements" is defined in Section 2.

          "Other Purchasers" is defined in Section 2.

          "PBGC' means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "Person"  means  an  individual,  partnership,   corporation,  limited
     liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                                  Schedule B-8

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Preferred Stock" means, in respect of any corporation, shares of the Capital Stock of such corporation that are entitled to preference or priority over any other shares of the Capital Stock of such corporation in respect of payment of dividends or distribution of assets upon liquidation.

     "Priority Debt" means, at any time, without duplication, (a) all Debt of the Company arid its Subsidiaries secured by Liens not permitted under any of clauses (i) to (viii), inclusive, of Section 1O.8(a),plus (b) all Debt and Preferred Stock of Subsidiaries (other than Debt of any Subsidiary owed to, or Preferred Stock of any Subsidiary held by, the Company or any Wholly-Owned Subsidiary, and Debt of any Subsidiary which is an Obligor). Notwithstanding clause (a) of the preceding sentence, any Debt of a Subsidiary secured by a Lien permitted by Section 1O.8(a)(iv) shall constitute Priority Debt.


     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Property Reinvestment Application" means, with respect to any transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of operating assets of the Company or any Subsidiary of a nature similar, and a value at least equivalent, to the property subject to such transfer.

     "Proposed Prepayment Date" is defined in Section 8.3 (a).

     "PTE" is defined in Section 6.2.

     "Purchaser" means the Persons listed as purchasers of Notes on Schedule A.

     "QPAM Exemption" is defined in Section 6.2(d).

     "Ratable Portion" means, for any Note, in connection with a Transfer, an amount equal to the product of

          (a) the Net Proceeds Amount in respect of such Transfer, multiplied by

          (b) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is that portion of Consolidated Senior Debt to which a Debt Prepayment Offer is made (as set forth in the definition of such term).

     "Redeemable" means, with respect to the Preferred Stock of any Person, each share of such Person's Preferred Stock that is:

                                  Schedule B-9

          (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or
     (iii) upon the occurrence of a condition not solely within the control of such Person; or

          (b) convertible into other Redeemable Preferred Stock.

     "Required Holders" means, at any time, the holders of at least a majority of the principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

     "Security" has the meaning set forth in section 1(1) of the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Short Term Debt" means Debt of the Company or its Subsidiaries with a maturity of less than 365 days.

     "Source" is defined in Section 6.2.

     "Subsidiary" means a corporation with respect to which a majority of the Voting Stock (other than stock having such power only by reason of the happening of a contingency) is at the time owned by the Company or by one or more Subsidiaries of the Company.

     "Subsidiary Stock" means, with respect to any Person, the Capital Stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into any Capital Stock) of any Subsidiary of such Person.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.
                                  Schedule B-10

     "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Consolidated Total Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Total Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

     "Voting Stock" means Capital Stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions), irrespective of whether or not at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency.

     "West Florida" is defined in the first paragraph of this Agreement.

     "West Lakewood" is defined in the first paragraph of this Agreement.

     "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and Voting Stock of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                  Schedule B-1l

                                   SCHEDULE C

                              PAYMENT INSTRUCTIONS


         FIRST UNION NATIONAL BANK
         Philadelphia, PA

         ABA No. 031201467

         Acct. No. 2100010518545

         West Pharmaceutical Services, Inc.





                                  Schedule C-1

                                  Schedule 4.9




          None

                                  Schedule 5.3

                             Additional Disclosures



          None

                                  Schedule 5.4

              ORGANIZATION A~D OWNERSHIP OF SHARES OF SUBSIDIARIES


                                                   Jurisdiction of      Percentage of Shares
                                                   its Organization     of Capital Stock



West Pharmaceutical Services, Inc.                      Pennsylvania     Parent Co.
   The West Company of Michigan, Inc.                   Michigan         100.0
   West Pharmaceutical Services Lakewood, Inc.          Delaware         100.0
      Paco Packaging, Inc.                              Delaware         100.0
      Paco Technologies, Inc.                           Delaware         100.0
      Paco Laboratories, Inc.                           Delaware         100.0
      Charter Laboratories, Inc.                        Delaware         100.0
      West Pharmaceutical Services Canovanas, Inc.      Delaware         100.0
   Citation Plastics Co.                                New Jersey       100.0
        West Pharmaceutical Services Vega Alta, Inc.    Delaware         100.0
    West Pharmaceutical Services of Florida, Inc.       Florida          100.0
    Senetics, Inc.                                      Colorado         100.0
    West International Sales Corporation           U.S. Virgin Islands   100.0
    West Pharmaceutical Services of Delaware, Inc.      Delaware         100.0
      West Pharmaceutical Services Colombia S.A.        Colombia          52.1 (1)
      The West Company Holding GmbH                     Germany          100.0
        The West Company (Custom &                      Germany          100.0
        Specialty Services) GmbH
           The West Company Danmark A/S                 Denmark          100.0
           The West Company Italia S.R.L.               Italy            95.0 (2)
           West Pharmaceutical Services France S.A.     France           99.99(3)
        The West Company Verwaltungs GmbH               Germany          100.0
        The West Company Deutschland GmbH & Co KG       Germany          100.0
           The West Company Hispania S.A.               Spain             27.4(4)
           Pharma-Gummi Beograd                         Yugoslavia        84.7(5)
        The West Company (Mauritius) Ltd.               Mauritius        100.0
West Pharmaceutical Services Group Limited              England          100.0
     West Pharmaceutical Services Drug Delivery &       England          100.0
     Clinical Research Centre Ltd.
     West Pharmaceutical Services Cornwall Ltd.         England          100.0
     Plasmec PLC                                        England          100.0
       West Pharmaceutical Services Lewes Ltd.          England          100.0
The West Company Argentina S.A.                         Argentina        100.0
West Pharmaceutical Services Brasil Ltda.               Brasil           100.0
The West Company Venezuela C.A.                         Venezuela        100.0
The West Company Singapore Pty. Ltd.                    Singapore        100.0
West Pharmaceutical Services Australia Pty. Ltd.        Australia        100.0
West Company Korea Ltd.                                 Korea            100.0


(1) In addition, 46.16 % is owned directly by West Pharmaceutical Services, Inc.; 1.55% is held in treasury by West Pharmaceutical Services Colombia S.A.
(2) In addition, 5 % is owned directly by West Pharmaceutical Services, Inc.
(3) In addition, .01% is owned directly by nine individual shareholders.
(4) In addition, 54.7% is owned directly by West Pharmaceutical Services, Inc.; 17.9% is owned by one shareholder.
(5) Affiliated company accounted for on the cost basis.

                                  Schedule 5.5

                              Financial Statements







Annual Reports for the Fiscal Years Ended December 31, 1993 through 1998

                                  Schedule 5.8



 None

                                  Schedule 5.11



 None

                                  SCHEDULE 5.12



                             EMPLOYEE BENEFIT PLANS


Employee Benefit Plans:


 1.       The West Company, Incorporated Salaried Employees' Retirement Plan

 2.       PACO Pharmaceutical Services, Inc. Savings Plan

 3.       The West Company, Incorporated Hourly Employees' Pension Plan

 4.       The West Company Savings Plan

 5. PACO Pharmaceutical Services, Inc. Retirement Plan for Salaried Employees

 6.       The West Company, Incorporated Supplemental Employees' Retirement Plan






ERISA Affiliates:


West Pharmaceutical Services Inc. and all U.S. incorporated subsidiaries listed on Schedule 5.4 except West Pharmaceutical Services of Delaware, Inc., Citation Plastics Co. and Senetics Inc.

                                  Schedule 5.14

                                 Use of Proceeds





Refinance existing debt, make acquisitions and General Corporate Purposes

                                  Schedule 5.15

                             THE WEST COMPANY. INC.
                           CONSOLIDATED DEBT ANALYSIS
                             as of December 31, 1998
                                    ($0OO~s)

    .................................

                                           SHORT-TERM
                                           AND CURRENT
                                           PORTION OF
                                           LONG-TERM    LONG-TERM     TOTAL    RATE(1) MATURITY
DOMESTIC

Short-Term
   First Union: Interest Rate Swap ....   $  3,000      $      0     $  3,000  6.54%   April, 2001
First Union: Interest Rate Swap .......   $  3,000      $      0     $  3,000  6.78%   July, 2001
First Union: Interest Rate Swap .......   $  3,000      $      0     $  3,000  6.51%   August, 2001
First Union: Revolver .................   $ 16,638      $      0     $ 16,638  5.50%   February, 1999
First Union: .....   GBP 3,950            $  6,554      $      0     $  6,554  8.12%   January, 1999
Total Short Term ........................ $ 32,192      $      0     $ 32,192  6.34%

Long-Term:
Tax Exempt:
Chase Manhattan-Puerto Rico IRB .......   $      0      $  4,771     $  4,771  5.95%   January, 2005
Morgan New York-Kinston, NC IRB .......   $      0      $  6,273     $  6,273  4.30%   October, 2005

Taxable:
City of Kinston, NC-Equipment Purchase ...$    101      $     30     $    131  5.31%   November, 1999
First Union: Revolver ....................$      0      $ 48,362     $ 48,362  5.52%   February, 1999
Paco Convertible Bonds ...................$      0      $  3,340     $  3,340  6.50%   March, 2007

Total Long-Term: .........................$    101      $ 62,776     $ 62,877  5.48%
TOTAL DOMESTIC DEBT ......................$ 32,293      $ 62,776     $ 95,069  5.77%

INTERNATIONAL:

   Short-Term
   First Union: ............... GBP 401   $    665      $      0     $    665  6.35%   May, 1999
   First Union: ............    GBP 204   $    339      $      0     $    339  6.35%   May, 1999
   First Union: GBP 1,288 .............   $  2,137      $      0     $  2,137  6.35%   July, 1999

Total Short-Term ......................   $  3,141      $      0     $  3,141  6.35%

Long-Term:
   Sparkasse: ..............    DEM 851   $    517      $      0     $    517  8.17%   April, 2007
   Sparkasse: ..............    DEM 270   $      0      $    162     $    162  3.50%   March, 2000
   Sparkasse: ..............   DEM 7,320  $      0      $  4,383     $  4,383  8.17%   April, 2007
   Dresdner: ...............   DEM 4,000  $      0      $  2,395     $  2,395  6.80%   June, 2002
   Sparkasse: ..............   DEM 1,500  $      0      $    898     $    898  3.78%   January, 1999
   Dresdner: ..............    DEM 1,000  $      0      $    599     $    599  3.78%   January, 1999
   Dresdner: ...............  DEM 19,218  $      0      $ 11,518     $ 11,518  3.76%   March, 1999
   First Union:GBP 6,950 ..............   $      0      $ 11,533     $ 11,533  7.23%   October, 2003
   First Union:GBP 2,000 ...............  $      0      $  3,319     $  3,319  6.52%   June, 1999
   First Union:GBP 2,000 ...............  $      0      $  3,319     $  3,319  6.45%   June, 1999
   FIH: ...................    DKK 26,784 $    142      $  4,069     $  4,211  6.94%   February, 2016
Total Long-Term .......................   $    659      $ 42,195     $ 42,855  6.10%

TOTAL INTERNATIONAL DEBT: .............   $  3,800      $ 42,195     $ 45,996  6.12%

TOTAL CONSOLIDATED DEBT: ..............   $ 36,093      $104,971     $141,065  5.89%


                                                        Schedule 5.15

The West Company, Inc.
Summary of Letters of Credit
as of December31, 1998


   Wachovia Bank, NA.
       Beneficiary:   Zurich Insurance Company
       Amount:      U.S. $1,511,202.00
       Expiration Date: October 1,1999
       Notification Date: August 1,1999 (60 days)
       Annual Fee: 30 basis points or $4,533.61
       Purpose: To guarantee our deductible under the workers compensation, general liability and automobile policies.

    PNC Bank
        Beneficiary: Morgan Guaranty Trust Company of New York
       & Nations Bank of North Carolina
        Amount:     U.S. $7,879,110.00
        Expiration Date: December 1,1999
        Notification Date: September 1,1999 (90 days)
        Annual Fee: 65 basis points or $51,214.22
        Purpose: To provide a financial guarantee supporting the remarketing of our industrial revenue bonds.

    Banque Nationale de Paris IJC No. C-21 11
        Beneficiary:  New Jersey Department of Environmental Protection
        Amount:    U.S. $950,000.00
        Expiration Date: December 18, 1999
        Notification Date: August 20,1999 (120 days)
        Annual Fee: 37.5 basis points or $3.61 1.38
        Purpose:    To guarantee the Wayne facility EPA cleanup.

   Banque Nationale de Paris LJC No. C-21 10
         Beneficiary: New Jersey Department of Environmental Protection
         Amount:  U.S. $ 60,750
         Expiration Date: December 17, 1999
         Notification Date: August 20, 1999 (120 days)
         Annual Fee: 37.5 basis points or $230.98
         Purpose:   To guarantee the Newton facility EPA cleanup.

    First Union National Bank
         Beneficiary: Korea Exchange Bank
         Amount:   U.S. $140,000.00
         Expiration Date: Jan. 3, 2000
         Notification Date: Dec 19, 1999(15 days)
         Annual Fee: 125 basis points or $1,750.00
         Purpose:   To guarantee West Company Korea LTD credit facility.

    First Union National Bank
         Beneficiary: WestPac Banking Corporation
         Amount:    AUD 200,000
         Expiration Date: June 17,1999
         Notification Date: April 18. 1999 (60 days)
         Annual Fee: 125 basis points or $1,771.00
         Purpose:   To guarantee West Pharmapackaging PTY LTD credit facility.

    First Union National Bank
         Beneficiary: Zurich American Insurance Group
         Applicant: Paco Pharmaceutical Services. Inc.
         Amount:    USD 735,420.00
         Expiration Date: Dec. 27, 1999
         Notification Date: Nov 27. 1999 (30 days)
         Annual Fee: 30 basis points or $2,236.90
         Purpose: To guarantee PACO's deductable under the workers compensation policy

    First Union National Bank
         Beneficiary: Zurich American Insurance Group
         Applicant: Paco Pharmaceutical Services, Inc.
         Amount:   USD 539,580.00
         Expiration Date: March 7, 1999
         Notification Date: February 5,1999 (30 days)
         Annual Fee: 30 basis points or $1,618.74
         Purpose: To guarantee Paco's deductable under the workers compensation policy.



                                                              EXHIBIT 1

                                  FORM OF NOTE


                       WEST PHARMACEUTICAL SERVICES, INC.
                           and certain other Obligors

                       6.8 1% SENIOR NOTE DUE APRIL 8,2009
No. R- __________                                            [Date]
$________________                                            PPN_____________

     FOR VALUE RECEIVED, the undersigned, West Pharmaceutical Services, Inc., a Pennsylvania corporation (herein called the "Company"), West Pharmaceutical Services of Florida, Inc., a Florida corporation ("West Florida"), and West Pharmaceutical Services Lakewood, Inc., a Delaware corporation ("West Lakewood"), (the Company, West Florida and West Lakewood are referred to herein, collectively, as the "Obligors"), hereby jointly and severally promise to pay to ___________________________ or registered assigns, the principal sum of
_____________________  DOLLARS  ($_______)  on  April  8,  2009,  with  interest
(computed on the basis of a 360-day year and actual days elapsed) (a) on the unpaid balance thereof at the rate of 6.81% per annum from the date hereof, payable quarterly, on the 8th day of each of July, October, January and April in each year, commencing with the 8th day of July, October, January or April next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.81% or (ii) 2.0% over the rate of interest publicly announced by Bank of New York from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of joint and several Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of April 8,1999 (as from time to time amended, the "Note Purchase Agreements"), between the Obligors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, us provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Obligors may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors will not be affected by any notice to the contrary.

     The Obligors will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     THIS NOTE AND THE NOTE PURCHASE AGREEMENTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPALS OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.


                                  WEST PHARMACEUTICAL SERVICES, INC.


                                  By:___________________
                                  Name:
                                  Title:

                                  WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.


                                  By:___________________
                                  Name:
                                  Title:

                                  WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC.



                                  By:______________________
                                  Name:
                                  Title:



                                   Exhibit 1-2

                                                                EXHIBIT 4.4(a)

               FORM OF OPINION OF SPECIAL COUNSEL TO THE OBLIGORS


                      [Letterhead of Counsel for Obligors]


                                                               April __, 1999


To the Persons Listed on
          Annex 1 hereto

     Re: $100,000,000 6.81% Senior Notes Due 2009, issued by West Pharmaceutical Services, Inc., West Pharmaceutical Services of Florida, Inc. and West Pharmaceutical Services Lakewood, Inc.

Ladies and Gentlemen:

     We have acted as special counsel to WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation (together with its successors and assigns, the "Company"), WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC., a Florida corporation (together with its successors and assigns, "West Florida"), and WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC., a Delaware corporation (together with its successors and assigns, "West Lakewood") (the Company, West Florida and West Lakewood are referred to herein, collectively, as the "Obligors") in connection with the separate Note Purchase Agreements, each dated as of April 8, 1999 (collectively, the "Note Purchase Agreement"), among the Obligors and each of the purchasers listed on Annex 1 attached hereto (the "Purchasers"), which provide, among other things, for the issuance and sale by the Obligors of their 6.81% Senior Notes due 2009, in the aggregate principal amount of $100,000,000. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them by or pursuant to the terms of the Note Purchase Agreement.

     This opinion is being furnished to you at the request of the Obligors pursuant to Section 4.4(a) of the Note Purchase Agreement.

     In acting as such special counsel, we have examined originals, or copies otherwise identified to our satisfaction, of the following documents:

          (a) the Note Purchase Agreement;

          (b) the Obligors' 6.81% Senior Notes due 2009, dated the date hereof, in the form of Exhibit 1 to the Note Purchase Agreement, and in the principal amounts and with the registration numbers respectively set forth in Schedule A to the Note Purchase Agreement (the "Notes"); and

          (c) a letter to Hebb & Gitlin and the undersigned from PNC Capital Markets. Inc., dated the date hereof, making certain representations with respect to the manner in which the Notes were offered (the "Offeree Letter").

          In addition, we have also examined: (i) such corporate records of the Obligors as we have considered appropriate, including certified copies of the certificate of incorporation and bylaws of the Obligors and resolutions of the boards of directors of the Obligors, each as in effect on the date hereof; (ii) a long-form good standing certificate of each of the Obligors from their respective jurisdictions of organization; and (iii) originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.

          In our examination of the aforesaid documents, we have assumed, without independent investigation, the following: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity of any documents submitted to us as certified, photostatic, reproduced or conformed copies to their respective originals and the authenticity of all such originals, (iii) the authenticity of all signatures other than those of officers of the Obligors, (iv) the legal capacity of all individuals who have executed the Note Purchase Agreement and the Notes, and (v) the enforceability of the Note Purchase Agreement against each party thereto other than the Obligors. In addition, we have assumed that the Obligors have received fair consideration and reasonably equivalent value in exchange for their execution and delivery of the Note Purchase Agreement and the Notes.

          In rendering our opinion, we have relied, to the extent we deem necessary and proper, on;

               (i) warranties and representations as to certain factual matters contained in the Note Purchase Agreement; and

               (ii) the Offeree Letter.

     Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

     1. Each of the Obligors is duly organized, validly existing and, to the extent recognized in such jurisdiction, in good standing under the laws of its jurisdiction of organization, and each Obligor has the requisite corporate power and authority to execute and perform the Note Purchase Agreement and to issue the Notes and has the full corporate power and corporate authority to conduct the activities in which it now engages and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

     2. Each of the Obligors has the requisite corporate power and authority to execute and deliver each of the Note Purchase Agreement and the Notes and to perform its obligations thereunder.

     3. Each of the Note Purchase Agreement and the Notes has been duly authorized by all necessary action on the part of each of the Obligors. has been executed and delivered by duly authorized officers of each of the Obligors and constitutes the legal, valid and binding obligation of each of the Obligors, enforceable against each such Obligor in accordance with its terms.

     4. The execution and delivery of the Note Purchase Agreement and the Notes, and the issuance and sale of the Notes, by the Obligors and the performance by the Obligors of their obligations thereunder will not (i) violate, conflict with, result in a breach of or constitute a default under, the Obligors' certificates of incorporation or by-laws or any applicable law or regulation of the United States or the laws of each Obligors' respective jurisdiction of organization or, to the best of our knowledge after due inquiry in respect thereof, the agreements identified in Annex 2 hereto, or (ii) result in the creation or imposition of any Lien upon any of the Obligors' properties or the properties of a Subsidiary.

     5. To the best of our knowledge (based solely on the officers' certificates of each of the Obligors), there are no actions, suits or proceedings pending or threatened against or affecting the Obligors or any Subsidiary or any of their respective properties in any court or before any arbitrator of any kind or before any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6. No consent, approval or authorization of, or registration, filing, or declaration with, any Governmental Authority of the United States or the States of Pennsylvania, Florida or Delaware is required in connection with the offer, issue, sale and delivery of the Notes, or the execution, delivery or performance by the Obligors of the Note Purchase Agreement or the Notes.

     7. The offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement and the Notes are exempt from the registration requirements of the Securities Act of 1933, as amended, and the qualification of an indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended, is not required in connection with such transactions.

     8. Neither the issuance of the Notes nor the intended use of the proceeds of the Notes as set forth in Schedule 5.14 of the Note Purchase Agreement will violate Regulations U, T or X of the Board of Governors of the Federal Reserve Board.

     9. No Obligor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is any Obligor a "holding company" or "affiliate" of a "holding company," or "subsidiary company" of a "holding company," or "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     All opinions herein contained with respect to the enforceability of documents and instruments are qualified to the extent that:

          (a) the availability of equitable remedies, including without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought.

          (b) the enforceability of certain terms provided in the Note Purchase Agreement and the Notes may be limited by:

               (i)   applicable   bankruptcy,    reorganization,    arrangement,
          insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect;

               (ii) common law or statutory requirements with respect to commercial reasonableness; and

               (iii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity).

          (c) We are not admitted to the Bar of the State of New York and, accordingly, in rendering all opinions with respect to matters governed by New York law, we have assumed that such law is the same, in all material respects, as the law of the State of Pennsylvania;

          We acknowledge that this opinion is being issued at the request of the Obligors pursuant to Section 4.4(a) of the Note Purchase Agreement and we agree that the parties listed on Annex I hereto may rely and are relying hereon in connection with the consummation of the transactions contemplated by the Note Purchase Agreement. In addition, future holders of the Notes may rely on this opinion as if it were addressed to them.



                                              Very truly yours,



                                             [COUNSEL FOR OBLIGORS]

                                     ANNEX 1

                                   Addressees



                                Exhibit 4.4(a)-5

                                                                EXHIBIT 4.4(b)


              FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS


                          [Letterhead of Hebb & Gitlin]

                                                               April   , 1999


To the Persons Listed
on Annex 1 hereto

   Re:    $100,000,000   6.81%   Senior   Notes   Due   2009,   issued  by  West
          Pharmaceutical   Services,   Inc.,  West  Pharmaceutical  Services  of
          Florida, Inc. and West Pharmaceutical Services Lakewood, Inc.

Ladies and Gentlemen:

     Reference is made to the separate Note Purchase Agreements, dated as of April 8, 199!) (collectively, the "Note Purchase Agreement"), among WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation (together with its successors and assigns, the "Company"), WEST PHARMACEUTICAL SERVICES OF FLORIDA INC., a Florida corporation (together with its successors and assigns, "West Florida"), and WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC., a Delaware
corporation (together with its successors and assigns, "West Lakewood")(the Company, West Florida and West Lakewood are referred to herein, collectively, as the "Obligors") and each of the purchasers listed on Schedule A attached thereto (the "Purchasers"), which provide, among other things, for the issuance and sale by the Obligors of their 6.81% Senior Notes due 2009, in the aggregate principal amount of $100,000,000. The capitalized terms used herein and not defined herein have the respective meanings assigned to them by or pursuant to the terms of the Note Purchase Agreement.

     We have acted as special counsel to the Purchasers in connection with the transactions contemplated by the Note Purchase Agreement. This opinion is delivered to you pursuant to Section 4.4(b) of the Note Purchase Agreement. In acting as such counsel, we have examined:

          (a) the Note Purchase Agreement;

          (b) the Obligors' 6.81% Senior Notes due 2009, dated the date hereof, in the form of Exhibit 1 to the Note Purchase Agreement, and in the principal amounts and with the registration numbers set forth on Schedule A to the Note Purchase Agreement (the "Notes");

          (c) an  Officer's  Certificate  of the Company  delivered  pursuant to
     Section 4.3(a) of the Note Purchase Agreement;

          (d) a certificate of the Secretary of each of the Obligors delivered pursuant to Section 4.3(b) of the Note Purchase Agreement;

          (e) a letter to Hebb & Gitlin and Dechert Price & Rhoads from PNC Capital Markets, Inc., dated April 1, 1999, making certain representations with respect to the manner in which the Notes were offered (the "Offeree Letter");

          (f) the opinion of Dechert Price & Rhoads, counsel to the Obligors, dated the date hereof;

          (g) the opinion of Ruden McClosky Smith Schuster & Russell, P.A., special Florida counsel to West Florida, dated the date hereof; and

          (h) originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the following: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity of any documents submitted to us as certified, photostatic, reproduced or conformed copies to their respective originals and the authenticity of all such originals, (iii) the authenticity of all signatures, (iv) the legal capacity of all individuals who have executed any of the Note Purchase Agreement and the Notes, and (v) the enforceability of the Note Purchase Agreement against each party thereto other than the Obligors. In addition, we have assumed that the Obligors have received fair consideration and reasonably equivalent value in exchange for their execution and delivery of the Note Purchase Agreement and the Notes.

     In rendering our opinion, we have relied, to the extent we deem necessary and proper, on:

               (i) warranties and representations as to certain factual matters contained in the Note Purchase Agreement;

               (ii) the Offeree Letter; and

               (iii) said opinions of Dechert Price & Rhoads and Ruden McClosky Smith Schuster & Russell, P.A. referred to in clauses (f) and (g) above with respect to all questions concerning the valid existence and good standing of, and the authorization, execution and delivery of instruments by, each of the Obligors (except that we have made an independent examination of certified copies of the certificates or articles of incorporation of the Obligors and the certificates specified in clause (d) above), and our conclusions as to such matters are subject to the same assumptions and qualifications as are contained in said opinions. Based on such investigation as we have deemed appropriate, such opinions of Dechert Price & Rhoads and Ruden McClosky Smith Schuster & Russell, P.A. satisfactory in scope and form to us and in our opinion the Purchasers and we are justified in relying thereon.

               Based on the foregoing, we are of the following opinions:

               1. Each of the Obligors is validly existing and in good standing under the laws of its jurisdiction of organization.

               2. Each of the Obligors has the requisite corporate power and authority to execute and deliver each of the Note Purchase Agreement and the Notes and to perform its obligations thereunder.

               3. Each of the Note Purchase Agreement and the Notes has been duly authorized by all necessary corporate action on the part of each of the Obligors, has been executed and delivered by duly authorized officers of each of the Obligors and constitutes the legal, valid and binding obligation of each such Obligor, enforceable against each such Obligor in accordance with its terms.

               4. The execution and delivery of the Note Purchase Agreement and the Notes, and the issuance and sale of the Notes, by the Obligors and the performance by such Obligors of their obligations thereunder will not violate, conflict with, result in a breach of or constitute a default under, such Obligors' certificates or articles of incorporation or by-laws.

               5. No consents, approvals or authorizations of Governmental Authorities are required on the part of the Obligors under the laws of the United States of America or the State of New York in connection with the offer, issue, sale and delivery of the Notes, or the execution, delivery or performance by the Obligors of the Note Purchase Agreement or the Notes. Our opinion in this paragraph 5 is based solely on a review of generally applicable laws of the United States of America and New York, and not on any search with respect to, or review of, any orders, decrees, judgments or other determinations specifically applicable to the Obligors.

               6. The offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement and the Notes are exempt from the registration requirements of the Securities Act of 1933, as amended, and the qualification of an indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended, is not required in connection with such transactions.

               All opinions herein contained with respect to the enforceability of documents and instruments are qualified to the extent that:

               (a) the availability of equitable remedies, including without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and

               (b) certain terms provided in the Note Purchase Agreement and the Notes may be limited by

                         i) applicable bankruptcy, reorganization,  arrangement,
                    insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect; and

                         (ii)  general   principles  of  equity  (regardless  of
                    whether such enforceability is considered in a proceeding at law or equity).

     We express no opinion as to the law of any jurisdiction other than the law of New York, the laws of Pennsylvania, Florida and Delaware (but only in reliance on the opinions of Dechert Price & Rhoads and Ruden McClosky Smith Schuster & Russell, P.A.), and United States federal law.

     Subsequent holders of the Notes may rely on this opinion as if it were addressed to them.


                                        Very truly yours,

                                     ANNEX 1
                                   Addressees



The Prudential Insurance Company of America do Prudential Capital Group
One Gateway Center, 11th Floor
Newark, New Jersey 07102-5311

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
3rd Floor, Tower 2

Englewood, CO 80111

The Great-West life Assurance Company
100 Osborne Street North
Winnipeg, Manitoba
CANADA R3C 3M

Mutual of Omaha Insurance Company
4-Investment Loan Administration
Mutual of Omaha Plaza
Omaha, NE 68175-1011

GE Financial Assurance
Account: General Electric Capital Assurance Company
Two Union Square
601 Union Street
Seattle, WA 98101

GE Financial Assurance
Account: GE life and Annuity Assurance Company
Two Union Square
601 Union Street
Seattle, WA 98101

Jackson National life Insurance Company
PPM America, Inc.
225 West Wacker Drive, Suite 1200
Chicago, IL 60606-1228